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                                                                     EXHIBIT 5.1

                          NUTTER, MCCLENNEN & FISH, LLP
                                Attorneys at Law
                             World Trade Center West
                              155 Seaport Boulevard
                              Boston, MA 02210-2604

                                November 3, 2003


The Commerce Group, Inc.
211 Main Street
Webster, MA 01570

Ladies and Gentlemen:

      We have acted as counsel to The Commerce Group, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), in connection with the Company's registration statement, as amended, on Form S-3 (Registration No. 333-109255) (the "Registration Statement"), to which this opinion is attached as an exhibit, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale of $300,000,000 aggregate principal amount of Senior Notes of the Company (the "Notes") to be issued under an indenture, as supplemented by an Officers' Certificate adopted pursuant to the indenture (collectively, the "Indenture"), to be entered into between the Company and Wachovia Bank, National Association, as trustee (the "Trustee").

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined and are familiar with such documents and we have made such other investigations as we have deemed appropriate to render the opinions set forth below, including, without limitation, the form of underwriting agreement filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"). As to factual matters material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers, and of employees whom we believe are responsible, of the Company. We have also relied on certificates of public officials.

      In connection with the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such
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The Commerce Group, Inc.
November 3, 2003
Page 2


documents. In addition, we have assumed that, at or prior to the time of the execution and delivery of the Notes, (i) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iii) duly authorized officers of the Company and the Trustee shall have executed and delivered the Indenture in substantially the form of Exhibit 4.1 to the Registration Statement; (iv) duly authorized officers of the Company shall have executed and delivered the Officers' Certificate under the Indenture with respect to the Notes in substantially the form of Exhibit 4.2 to the Registration Statement; and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Notes. We have also assumed that none of the terms of the Notes, nor the issuance and delivery of the Notes, nor the compliance by the Company with the terms of the Notes, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or of any restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that as of the date of the sale of the Notes pursuant to the Underwriting Agreement, the Company will be validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

      The Indenture and the Notes provide that they are to be governed by the laws of the State of New York, and therefore, in rendering our opinion as to the validity and binding effect of the Notes, we have relied with your permission on the opinion dated November 3, 2003 of Skadden, Arps, Slate, Meagher & Flom, LLP with respect to matters of New York law. Except to the extent of such reliance, the opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Notes (the "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the Opined on Law.

      The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

      (i) the validity or enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
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The Commerce Group, Inc.
November 3, 2003
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      (ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Notes or any transactions contemplated thereby;

      (iii) we do not express any opinion as to the enforceability of any term of the Notes purporting to prohibit, restrict or condition the assignment of rights under the Notes to the extent such restriction on assignability is governed by the Uniform Commercial Code;

      (iv) the validity or enforcement of the Notes may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States;

      (v) any provision of the Notes or Indenture providing for the indemnification of, or contribution to, a party with respect to a liability may be unenforceable under certain circumstances under law or court decisions where such indemnification or contribution is contrary to public policy;

      (vi) we do not express any opinion as to the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and

      (vii) we do not express any opinion as to the effect of acceleration of the Notes on the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

      Based upon and subject to the foregoing, we are of the opinion that the Notes will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms when: (i) the Notes have been executed, authenticated, issued and delivered as contemplated by the Registration Statement and a prospectus supplement, if any, relating thereto and
(ii) the sale of the Notes is made in accordance with the terms and conditions of the Underwriting Agreement and in accordance with the Indenture.

      This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

      This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Bus. Law. 831 (May 1998).

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
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The Commerce Group, Inc.
November 3, 2003
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                                               Very truly yours,



                                               /s/ Nutter, McClennen & Fish, LLP

                                               Nutter, McClennen & Fish, LLP

MKK/PRE/GWR/KTS/CTP